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                                                                    Exhibit 23.6
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                     CONSENT OF PERSON TO BECOME A DIRECTOR


     The undersigned hereby consents to the reference to the undersigned in the Registration Statement on Form S-3, Registration No. 333-14013, of Interactive Flight Technologies, Inc., as a person named therein to become a Director of Interactive Flight Technologies, Inc.

Dated: November 18, 1996

                                            /s/ Adam Aron
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                                              Adam Aron